Exhibit 5.1(a)

[GDC Letterhead]

November 16, 2009

(212) 351-4000	C 05281-00050

(212) 351-4035

Belo Corp.

P.O. Box 655237

Dallas, Texas 75265-5237

Re:	Belo Corp.
Registration Statement on Form S-3 (Registration No. 333-162058)
Belo Corp. 8.00% Senior Notes due 2016

Ladies and Gentlemen:

We have examined: (i) the Registration Statement on Form S-3 (Registration No. 333-162058) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 22, 2009, as amended on November 2, 2009, of Belo Corp. (the “Company”) and its direct and indirect wholly-owned subsidiaries (the “Guarantors”) for the registration of the Company’s debt securities and guarantees of debt securities (the “Registration Statement”); (ii) the prospectus dated November 2, 2009 forming a part thereof, together with the documents incorporated therein by reference; (iii) the preliminary prospectus supplement dated November 5, 2009, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 5, 2009; and (iv) the final prospectus supplement dated November 10, 2009, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 12, 2009 in connection with the offering and sale by the Company of $275,000,000 principal amount of its 8.00% Senior Notes due 2016 (the “Securities”). The Securities are being issued pursuant to an Indenture dated as of June 1, 1997 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank (the “Trustee”), and a Supplemental Indenture dated as of November 16, 2009 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee, and will be guaranteed on an unsecured subordinated basis by each of the Guarantors (the “Guarantees”).

Belo Corp.

November 16, 2009

We have examined originals, or photostatic or certified copies, of such records of the Company and the Guarantors and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have assumed that the Indenture has been duly and validly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (a) the Securities constitute legal, valid and binding obligations of the Company and (b) the Guarantees constitute legal, valid and binding obligations of the Guarantors.

We are not admitted or qualified to practice law in the States of Washington, North Carolina, Kentucky, Arizona or Texas. Therefore, in rendering the opinions expressed herein, we have assumed without independent investigation the accuracy of (i) the opinion of Davis Wright Tremaine LLP, a copy of which has been filed as Exhibit 5.1(b) to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on the date hereof (the “8-K”), with respect to matters governed by the laws of the State of Washington, (ii) the opinion of K&L Gates LLP, a copy of which has been filed as Exhibit 5.1(c) to the 8-K, with respect to matters governed by the laws of the State of North Carolina, (iii) the opinion of Stites & Harbison PLLC, a copy of which has been filed as Exhibit 5.1(d) to the 8-K, with respect to matters governed by the laws of the State of Kentucky, (iv) the opinion of Perkins Coie Brown & Bain P.A., a copy of which has been filed as Exhibit 5.1(e) to the 8-K, with respect to matters governed by the laws of the State of Arizona, and (v) the opinion of Locke Lord Bissell & Liddell LLP, a copy of which has been filed as Exhibit 5.1(f) to the 8-K, with respect to matters governed by the laws of the State of Texas.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the current laws of the States of New York, the current federal laws of the United States and the Delaware General Corporation Law and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We assume no obligation to revise or supplement our opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

Belo Corp.

November 16, 2009

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2009, and we further consent to the use of our name under the caption “Validity of the Notes” in the prospectus supplement forming a part of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP